UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Advisory Agreement

Procaccianti Hotel REIT, Inc. (the “Company”), Procaccianti Hotel REIT, L.P. (the “Operating Partnership”) and Procaccianti Hotel Advisors, LLC (the “Advisor”) are parties to that certain Amended and Restated Advisory Agreement, dated August 2, 2018 (the “Advisory Agreement”), pursuant to which the Advisor oversees the day-to-day operations of the Company, among other things.

On November 22, 2019, the Company, the Operating Partnership and the Advisor entered into the Second Amendment to the Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”) in order to revise certain terms regarding the accrual of interest on deferred Acquisition, Disposition and Asset Management Fees, as well as the deferral of Asset Management Fees paid to the Advisor.

Under the Advisory Agreement Amendment, deferred Acquisition Fees and deferred Disposition Fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum until the day immediately following the Fifth Anniversary (as defined herein), at which time such interest will cease to further accrue.

The Advisory Agreement Amendment also clarified the duration of the Asset Management Fee and accrual of interest on deferred Asset Management Fees. The Asset Management Fee will be payable to the Advisor quarterly in arrears, based on the adjusted cost on the last date of the prior quarter, adjusted for appropriate closing dates for individual Investments. Payment of the Asset Management Fee will be deferred on a quarterly basis if at any time all accumulated, accrued, and unpaid 6% distributions have not been paid in full to the holders of the K-I Shares, K Shares, K-T Shares and any Parity Security. Any such deferred Asset Management Fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum. If the Company has not completed a liquidation event by the fifth anniversary of the date the Company terminates the Public Offering (including any follow-on offering) (the “Fifth Anniversary”), on the day immediately following the Fifth Anniversary, (i) the Asset Management Fees payable pursuant to the Advisory Agreement cease to accrue and (ii) interest that accrued at a non-compounded rate of 6.0% per annum on the deferred Asset Management Fees will cease to accrue. For the avoidance of doubt, all accrued and unpaid principal and interest amounts in connection with the Asset Management Fee at the Fifth Anniversary will remain outstanding.

All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Advisory Agreement and Advisory Agreement Amendment.

The foregoing summary of the terms of the Advisory Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Advisory Agreement, dated November 22, 2019, by and among Procaccianti Hotel REIT, Inc., Procaccianti Hotel Advisors, LLC and Procaccianti Hotel REIT, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: November 22, 2019	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer